                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

                                August 20, 1998

Aviva Petroleum Inc.
8235 Douglas Ave., Suite 400
Dallas, Texas  75225

Dear Sirs:

We hereby consent to the filing of this consent as an exhibit to the Registration Statement on Form S-4 of Aviva Petroleum Inc. to be filed with the Securities and Exchange Commission on or about August 20, 1998, to the use of our name therein, and to the inclusions of or reference to our reports of estimated future reserves and revenues effective January 1, 1996; January 1, 1997; and January 1, 1998, and the information contained therein in "Business and Properties of Aviva -- Properties -- Reserves and Future Net Cash Flows" in the Registration Statement, and to the reference to our firm under the heading "Experts" in the Registration Statement.

                              HUDDLESTON & CO., INC.



                                  \s\  Peter D. Huddleston
                                --------------------------
                              Peter D. Huddleston, P.E.
                              President